                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made part of this amendment to this registration statement.

                                            Arthur Andersen LLP

Denver, Colorado

June 19, 1997